Exhibit 99.2

Contact:	Kathleen Cantillon Exelon Corporation 312-394-7417	FOR IMMEDIATE RELEASE

Exelon Generation Announces

$1.5 Billion Bond Sale

Chicago, IL (September 16, 2009) – Exelon Generation Company LLC (Generation) announced today that it has agreed to sell $600 million of Senior Notes maturing on October 1, 2019, with a coupon of 5.20% and $900 million of Senior Notes maturing on October 1, 2039, with a coupon of 6.25%. The offering is being led by Barclays Capital Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., and UBS Securities LLC who are acting as joint book-running managers. The sale of the Senior Notes is expected to close on September 23, 2009.

Generation will use the net proceeds from the sale to refinance Generation debt being purchased pursuant to its cash tender offer, announced earlier today, for any and all of its $699,975,000 6.95% Notes due June 15, 2011 (CUSIP No. 30161M AB 9) and for general corporate purposes, including a distribution to Exelon Corporation to fund the debt being purchased by Exelon Corporation pursuant to its cash tender offer, announced earlier today, for any and all of its outstanding $500,000,000 6.75% Senior Notes due May 1, 2011 (CUSIP No. 30161N AA 9) and funding Generation’s repurchase of $307,000,000 pollution-control bonds earlier this month.

The new Generation Senior Notes are expected to be rated “A3” by Moody’s Investors Service, “BBB” by Standard & Poor’s Ratings Services, and “BBB+” by Fitch Ratings. A rating reflects only the views of a rating agency and is not a recommendation to buy, sell, or hold the bonds. Any ratings can be revised upward or downward or withdrawn at any time by a rating agency if it decides the circumstances warrant that change. Each rating should be evaluated independently of any other rating.

A registration statement relating to the Senior Notes has been declared effective by the Securities and Exchange Commission. The offering is being made by means of a prospectus supplement and an accompanying prospectus. Copies of the prospectus supplement and accompanying prospectus relating to the offering may be obtained by calling Barclays Capital Inc. at 1-888-603-5847, J.P. Morgan Securities Inc. at 1-212-834-4533, or Morgan Stanley & Co. Incorporated at 1-866-718-1649. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any of these securities.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2008

Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Exelon’s Second Quarter 2009 Quarterly Report on Form 10-Q in (a) Part II, Other Information, ITEM 1A. Risk Factors and (b) Part I, Financial Information, ITEM 1. Financial Statements: Note 14; and (3) other factors discussed in filings with the Securities and Exchange Commission (SEC) by Exelon Corporation and Exelon Generation Company, LLC (Companies). Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Neither of the Companies undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this press release.

Exelon Corporation is one of the nation’s largest electric utilities with approximately 5.4 million customers and $19 billion in annual revenues. Exelon Generation Company has one of the industry’s largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon Corporation distributes electricity to approximately 5.4 million customers in Illinois and Pennsylvania and natural gas to approximately 485,000 customers in southeastern Pennsylvania. Exelon is headquartered in Chicago and trades on the NYSE under the ticker EXC.

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